Exhibit 99.2


                                       Contacts:     Cindy  Foor  (media)
                                                     214-234-4129
                                                     Marcie  Hyder  (investors)
                                                     214-234-4120

     PEGASUS SOLUTIONS UPDATES FOURTH QUARTER FINANCIAL OUTLOOK AND INTRODUCES
                            PRELIMINARY 2004 OUTLOOK
                Board Authorizes Repurchase of 2.5 Million Shares

DALLAS (DECEMBER 3, 2003) - Pegasus Solutions, Inc. (Nasdaq: PEGS), a leading global provider of hotel reservations-related services and technology, today announced it has updated its financial estimates for the fourth quarter 2003 and introduced its preliminary outlook for 2004.

Q4  2003  FINANCIAL  OUTLOOK
----------------------------
During the fourth quarter, Pegasus initiated a number of significant activities related to its information technology and sales, product and marketing departments. Primarily due to one-time incremental costs resulting from these activities combined with lower than expected revenues, the company has revised its fourth quarter 2003 financial estimates down by approximately $2.7 million (pre-tax), and the details are as follows (including the operations of Unirez subsequent to the December 1, 2003, acquisition date, as separately announced today):

-     Revenues  estimated  to  range  from  $42  million  to  $43  million
-     Cash  earnings  estimated  to  range from $0.06 to $0.07 per diluted share

Specific  IT  events  leading  to  the  revision  include  the  following:

- Initiating an independent review of the PegasusCentralTM technology to resolve stability issues
- Changing the company's overall strategic approach to information technology and product development, resulting in changes to leadership, processes and methodologies. One-time severance payments are associated with these changes.

Sales, product and marketing initiatives resulting in incremental costs include the following:

-     Realigning  the  company's  sales  force  and  related  severance payments
- Engaging outside consultants in establishing a new sales compensation plan and redefining each service offering

Revisions  to  previous  revenue  estimates  include  the  following:

- Increased revenues from Unirez subsequent to the December 1, 2003, acquisition date estimated to be approximately $1.1 million
- Decreased electronic distribution revenues due to the slowed growth rate for Internet transactions in recent weeks

SHARE  REPURCHASE
-----------------
The Pegasus board of directors recently authorized the repurchase of 2.5 million shares of common stock.

UNIREZ  ACQUISITION
-------------------
In separate news today, Pegasus announced its completion of the acquisition of Unirez, one of the fastest growing hotel reservations services companies in the world, for $38 million in cash, subject to certain post-closing adjustments. The acquisition qualifies for a joint election tax benefit. This benefit and other actions taken in connection with the closing of the transaction are expected to generate approximately $10 million in future tax savings that will effectively reduce the purchase price.

The acquisition is also expected to be immediately accretive on a cash earnings basis, but with only one month remaining in the quarter, Pegasus expects Unirez to contribute less than a penny to fourth quarter 2003 cash earnings. On an annualized basis, 2003 operating results for Unirez are estimated to be as follows:

-     Revenues  of  approximately  $15  million
-     Net  income  of  approximately $5 million resulting in a 33 percent margin

Using Pegasus' tax rate (38 percent) and estimated weighted average shares outstanding (25.7 million shares), Unirez would have contributed approximately $0.12 to full year 2003 cash earnings per share.

2004  FINANCIAL  OUTLOOK
------------------------
Including Unirez but excluding IndeCorp Corporation, Pegasus expects full year 2004 revenues to range from $192 million to $200 million. The company's final expense budget for 2004 will depend upon the costs associated with a number of initiatives, including the Unirez integration plan, the PegasusCentral diagnostic review and the strategic IT evaluation. These initiatives are expected to be finalized by the end of the year, and the company will provide complete financial guidance for 2004 when it announces its fourth quarter 2003 results in early February.

John F. Davis, president, chief executive officer and chairman, said, "I am confident we will be successful in 2004 while laying the groundwork for long-term growth. Our board of directors demonstrated their commitment and confidence in our business by recently authorizing the repurchase of 2.5 million shares."

RECONCILIATION  OF  NON-GAAP  FINANCIAL  MEASURES
-------------------------------------------------
Reconciling items between GAAP net income and cash earnings primarily consist of purchase accounting amortization. No GAAP financial measure is accessible for the forward-looking information provided in this release. In addition, fourth quarter 2003 GAAP net income will include the cumulative effect of adopting Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46) as it relates to our relationship with IndeCorp. The FASB has postponed the effective date, and it will be effective for Pegasus on December 31, 2003. You can find more information on how FIN 46 will affect Pegasus in the company's Form 10-Q, which was filed with the Securities and Exchange Commission on November 14, 2003. Beginning in 2004, IndeCorp's operating results, which are required to be consolidated under FIN 46, will also be excluded from cash earnings.

CONFERENCE  CALL
----------------
Pegasus will host a conference call today at 5:00 p.m. Eastern Time and will simultaneously broadcast it live over the Internet. To access the Webcast, go to www.pegs.com and click on "Investor." The online archive of the Webcast will
   ------------
be  available  two  hours  after  the  call  for  30  days.

ABOUT  PEGASUS  SOLUTIONS,  INC.
Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a leading global provider of hotel reservations-related services and technology. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 50,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, property management systems, and marketing representation services. The company's representation services, including Utell, are used by nearly 7,000 member hotels in more than 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 18 offices in 11 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.

Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, such as financial projections, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services and timing of sales, general economic conditions including a slowdown in technology spending by the company's current and prospective customers, failure to maintain successful relationships with and to establish new relationships with customers, the success of the company's international operations, the level of product and price competition from existing and new competitors, changes in the company's level of operating expenses and its ability to control costs, delays in developing, marketing and deploying new products and services, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's 2002 Annual Report on Form 10-K and Form S-3, as amended, declared effective on November 13, 2003.

The conference call may include other forward-looking statements. To access the Webcast go to www.pegs.com and click on "Investor."
                 ------------

Management believes that presentation of non-GAAP financial measures such as cash earnings per share is useful because it allows investors and management to evaluate and compare the company's core cash-based operating results from ongoing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP. In addition, Pegasus' calculation of cash earning per share is not necessarily comparable to similarly titled measures reported by other companies.

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